Exhibit 10.46

Portions of this exhibit have been omitted because the information is both not material and is the type that the Company treats as private or confidential. The omissions have been indicated by bracketed asterisks (“[***]”).

First Amendment to Contract No. T212206

by and between

Applied DNA

and

The City University of New York

This First Amendment to Contract No. T212206 (“First Amendment”) is effective as of September 16, 2021 by and between Applied DNA Clinical Labs, LLC, located at 25 Health Sciences Drive, Suite 120, Stony Brook, New York 11790 (“Contractor” or “Company”) and The City University of New York, located at 205 East 42nd Street, New York, New York 10017

(“College” or “University” or “Client”).

WHEREAS, Contractor and CUNY are parties to Contract T212206 effective as of July 21, 2021 for the provision of COVID-19 testing and related services as set forth in the agreement.

WHEREAS, the evolution of COVID-19 pandemic has forced CUNY to continuously revisit and adjust its requirements to ensure a safe environment, including the need to shift from a testing- centric program to a vaccination-centric program and to move from focus on a targeted population to a holistic community approach.

WHEREAS, the science indicates that CUNY needs an integrated management system to reliably and accurately track, monitor, and validate testing and vaccination activity for the entire CUNY population of approximately 325,000 persons.

WHEREAS, such integrated managements system must include customer support and technology services to manage the system and necessary staff to support testing services, random surveillance testing process management, and vaccination customer support, and

WHEREAS, Contractor is able to provide such an integrated management system and related support services to track, monitor, and validate testing and vaccination activity for the entire University population of approximately 325,000 individuals through the adoption of the Cleared4 platform at a reasonable price.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made, Contractor and CUNY hereby agree to amend the Contract as follows:

I.	Contractor shall support configuration and implementation and provide post-implementation customer support services for an expanded Cleared4 platform featuring the following features (as set forth below, “Additional Services”):

A.

Expand the Cleared4 platform from supporting only the on-campus weekly testing population to the full community of students, employees and affiliated individuals in CUNY and Research Foundation campuses and administrative offices, now including:

1.	All students living on-campus or off-campus, approximately 260,000
2.	All direct faculty and staff of the University, approximately 35,000

First Amendment to Contract No. T212206	as of September 16, 2021
Applied DNA and CUNY

3.	Employees in auxiliary, athletics, associations, foundations; adult and continuing education faculty, staff, and students, approximately 5,000
4.	Locations at 28 campuses and associated buildings covered by 19 testing sites
5.	Expanded hours to cover workers on overnight shifts at a minimum of 5 of the test sites (at least 1 per Borough)

B.	Expand system configuration beyond weekly testing (above) to manage the policies, data and reporting related to vaccinations and other compliance policies
1.

System configuration is expanded to enable upload and verification of vaccination and testing records and the granting / removal of campus access on a real-time basis for approximately 60-70% of the population

i.	Maintain reference list of industry-approved vaccinations
ii.	Enable testing site staff to have access to individual testing eligibility status based on vaccination record status
2.

Allow self-registration for contractors and visitors with submission and maintenance of vaccination records and/or third-party PCR testing records prior to admission to campus, approximately 35,000 one-time and regular visitors

i.	Records are kept active for a prescribed time period with the ability for archival according to CUNY policies
ii.	Sponsors of contractors and visitors throughout the University are trained to manage the invitation and record verification process
3.

Allow submission and maintenance by campus liaisons of third-party COVID testing records of any CUNY individual as needed for medical clearances or testing of symptomatic individuals, approximately 25-50 per week

4.	Provide full diagnostic lab reports on a limited, ad hoc basis

C.	Develop, implement and support the algorithms, reporting and processes for random surveillance testing
1.	Current campus weekly screening comprises primarily students exempt for vaccination mandates and employees who have not submitted evidence of vaccination, approximately 17,000 individuals
i.	Allow for status changes of individuals from one category to the other
2.	Collaborate with CUNY Administration and School of Public Health to develop statistically significant algorithms for random surveillance testing of the CUNY on-campus population
i.	Approximately 5-10% of each location’s on-campus population, resulting in the entire population being tested in a 10-to-20-week period
ii.	For a population of 170,000 on campus regularly or as-needed, approximately 8,000 email invitations per week are distributed
3.	Develop and configure systems to support the identification of the on-campus population with ability real-time to adjust any individual’s status

First Amendment to Contract No. T212206	as of September 16, 2021
Applied DNA and CUNY

4.	Develop and configure systems to support the identification of a random pool of individuals notified for testing each week
5.	Allow for the resulting indication of compliance / non-compliance to the policy within individuals’ records and to determine campus access

D.

Maintain Customer Support help desk staff operating 6 days x 8 hours per day to support additional functionality for testing and vaccination evidence, as well as to support requests directly from CUNY staff or program participants during expanded site hours of operation (from ~200 to ~400 site-hours), approximately 2 FTEs

E.	Maintain IT Support for managing configuration of the software platform, interfacing with lab information systems, reporting and user training, approximately 2 FTEs
1.	Daily, weekly and ad hoc metrics reporting
2.	Direct contact with over 100 campus liaisons and program managers
3.	Software development to support testing policy administration at each site with trained staff, approximately 60 to 80 FTEs

II.

The University will pay Contractor [***] per month (which is based on approximate population of 325,000 individuals at [***] per person per month) for the Additional Services from September 16, 2021 through July 20, 2022. and Contractor and CUNY hereby agree to re-affirm the Contract as follows:

III.	The maximum amount payable to Contractor under the Contract during the Term shall not exceed [***] dollars ([***]), and CUNY shall not be required to pay to

[continued on following page]

First Amendment to Contract No. T212206	as of September 16, 2021
Applied DNA and CUNY

Contractor any sums in excess of such amount unless and until such amount shall have been increased by an amendment between the parties and approved by the Attorney General and the Office of the State Comptroller.

The parties hereby agree and affirm all other terms and conditions of the Contract.

IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have executed this First Amendment.

Applied DNA Clinical Labs, LLC
Instruction to Contractor:	EIN:	[***]

Sign in the presence of a notary; have Certificate of Acknowledgment (next page) completed and signed.	By:	/s/ Beth Jantzen
(signature of authorized representative)

		Name:	Beth Jantzen

(print name of authorized representative)

		Title:	CFO

(print title of authorized representative)

AGENCY APPROVALS –Contract Number: C212206–Covid-19 Testing and Related Services

Approved as to Form		THE CITY UNIVERSITY OF NEW YORK

	/s/ Marina Ho/ RH	By:	/s/ Derek Davis

Office of the General Counsel The City University of New York			Derek Davis, General Counsel and
Senior Vice Chancellor of Legal Affairs
Its Duly Authorized Officer

Date:	12/16/2021	Date	December 16, 2021

In addition to the acceptance of this Contract Amendment, the University certifies that original copies of this signature page will be attached to all exact copies of this Contract Amendment.

Contract Preparer’s Name and Signature:

Approved as to Form NEW YORK STATE ATTORNEY GENERAL N/A	Approved NEW YORK STATE COMPTROLLER N/A

First Amendment to Contract No. T212206	as of September 16, 2021
Applied DNA and CUNY

CERTIFICATE OF ACKNOWLEDGMENT OF THE CONTRACTOR – INDIVIDUAL, CORPORATION, PARTNERSHIP, or LIMITED LIABILITY COMPANY:

STATE OF[***]               )

                          ) ss:

COUNTY OF[***]            )

On the [***] day of [***] in the year 2021, before me, the undersigned,

[***], personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that s/he executed the same in her/his capacity, and that by her/his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument; and further that.

[Mark an X in the appropriate box and complete the accompanying statement.]

o	(If an individual): he executed the foregoing instrument in his/her name and on his/her own behalf.
o	(If a corporation): he is the of , the corporation described in said instrument; that, by authority of the Board of Directors of said corporation, _he is authorized to execute the foregoing instrument on behalf of the corporation for purposes set forth therein; and that, pursuant to that authority, he executed the foregoing instrument in the name of and on behalf of said corporation as the act and deed of said corporation.
o	(If a partnership): she is the of , the partnership described in said instrument; that, by the terms of said partnership, he is authorized to execute the foregoing instrument on behalf of the partnership for purposes set forth therein; and that, pursuant to that authority, he executed the foregoing instrument in the name of and on behalf of said partnership as the act and deed of said partnership.
o	(If a limited liability company): she is a duly authorized member of Applied DNA Clinical Labs, LLC

LLC, the limited liability company described in said instrument; that she is authorized to execute the foregoing instrument on behalf of the limited liability company for purposes set forth therein; and that, pursuant to that authority, she executed the foregoing instrument in the name of and on behalf of said limited liability company as the act and deed of said limited liability company.

Notary Stamp
[***]	[***]
Notary Public or Commissioner of Deeds	Registration No.